UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2019

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 14, 2019, VolitionRx Limited (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 1,000,000 shares from an aggregate of 3,250,000 shares to 4,250,000 shares.  The Amendment had previously been approved by the Board of Directors of the Company on March 27, 2019, subject to the approval of the Company’s stockholders.  The Plan, as amended by the Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Amendment and the Plan does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1.

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held at 12:00 p.m. local time on June 14, 2019 at 42-44 avenue de la Gare, L – 1610 Luxembourg, the Company’s stockholders voted on eight proposals.  The Company had 37,813,991 shares of common stock outstanding on April 22, 2019, the record date for the Annual Meeting, of which 25,503,856 shares of common stock were present in person or represented by proxy at the Annual Meeting. The matters voted on at the Annual Meeting are described in more detail in the Company’s definitive proxy statement on Schedule 14A, which the Company filed with the Securities and Exchange Commission on April 29, 2019 (the “Proxy Statement”).

The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each proposal are set forth below:

Proposal 1: The Company’s stockholders elected six members to the Board of Directors to hold office until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal.  The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cameron Reynolds	19,545,979	209,811	5,748,066
Dr. Martin Faulkes	19,537,129	218,661	5,748,066
Guy Innes	19,146,147	609,643	5,748,066
Dr. Alan Colman	19,192,879	562,911	5,748,066
Dr. Habib Skaff	19,193,029	562,761	5,748,066
Dr. Edward Futcher	19,192,879	562,911	5,748,066

Proposal 2: The Company’s stockholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained
25,464,514	0	39,342

Proposal 3: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,659,545	26,634	69,611	5,748,066

Proposal 4: The Company’s stockholders approved an amendment to the Company’s 2015 Stock Incentive Plan.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,186,518	440,172	129,100	5,748,066

Proposal 5: The Company’s stockholders did not approve the Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to provide for the election of a classified board of directors, as described in the Proxy Statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,512,583	1,105,513	137,694	5,748,066

Proposal 6: The Company’s stockholders did not approve the Restated Certificate to permit stockholder action only at a duly called annual or special meeting and to prohibit stockholder action by written consent or electronic transmission.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,634,248	1,102,578	18,964	5,748,066

Proposal 7: The Company’s stockholders did not approve the Restated Certificate to require that special meetings of stockholders be called (i) by the board of directors pursuant to a resolution approved by a majority of the board of directors, (ii) by the chairman of the board of directors, (iii) by the chief executive officer or (iv) by the president (in the absence of a chief executive officer), as described in the Proxy Statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,605,511	1,123,665	26,614	5,748,066

Proposal 8: The Company’s stockholders did not approve the Restated Certificate to prohibit director removal without cause and to allow removal with cause by the vote of the stockholders of at least 66-2/3% of all then outstanding shares of common stock of the Company, as described in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,516,255	1,090,041	149,494	5,748,066

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	2015 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2019VolitionRx Limited

By: /s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	2015 Stock Incentive Plan, as amended.